Exhibit 99.1

Clean Energy Reports 92.3 Million Gallons Delivered and Revenue of $77.3 Million for Third Quarter of 2018

NEWPORT BEACH, Calif. — (BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (“Clean Energy” or the “Company”) today announced its operating results for the quarter and nine months ended September 30, 2018.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “In the third quarter we improved financial operating results, including continued positive operating cash flows, launched the Zero Now Finance program with our new partner Total S.A., and gained additional customers across different markets. Zero Now Financing has tremendous potential because it gives heavy-duty truck fleets the opportunity to purchase clean natural gas trucks for the price of diesel trucks while also allowing them to lock in a fixed discount to diesel. Subsequent to quarter end we also signed a significant joint marketing RNG deal with BP. We believe we are well positioned financially and anticipate rapidly growing our Redeem renewable natural gas business with the new BP deal and adding volume through the Zero Now Finance program.”

The Company delivered 92.3 million gallons in the third quarter of 2018, an increase from 91.5 million for the third quarter of 2017. For the nine months ended September 30, 2018, the Company delivered 266.8 million gallons, an increase from 265.0 million delivered in the same period in 2017. Growth in CNG volumes was partially offset by a reduction in LNG volumes due to the non-renewal of two contracts and a decrease in RNG volumes for non-vehicle fuel that were included in contracts sold to BP in 2017.

The Company’s revenue for the third quarter of 2018 was $77.3 million, driven by a 7.4% increase from a year ago in volume-related revenue, reflecting higher volumes and pump prices and a continued strong renewable natural gas market. Station construction revenue trended up to $9.4 million for the third quarter of 2018 from $5.8 million in the second quarter of 2018. Station construction revenue for the third quarter of 2017 was $12.5 million and included a greater mix of full station builds. Revenue for 2017 included $5.9 million in compressor sales whereas in 2018 the Company did not report any such sales, due to the Company combining its compressor manufacturing business (“CEC”) in December 2017 with Landi Renzo's compressor manufacturing business.

On a GAAP basis, net loss for the third quarter of 2018 improved by $83.2 million from $(94.1) million, or $(0.62) per share, for the third quarter of 2017 to $(10.9) million, or $(0.05) per share, for the third quarter of 2018. The third quarter of 2017 was negatively affected by $73.8 million in cash and non-cash charges, including asset impairment charges, resulting from steps taken to minimize and eliminate underperforming assets and to lower operating expenses going forward ("the Third Quarter Incremental Charges”).

Revenue for the nine months ended September 30, 2018 was $250.2 million, a decrease from $252.3 million of revenue for the same period in 2017. The Company recognized $26.9 million in revenue from the U.S. federal excise tax credits for alternative fuels (“AFTC”) during the 2018 period, offset by decreases in compressor and station construction revenue. The AFTC, which had previously expired on December 31, 2016, was reinstated on February 9, 2018 to apply to vehicle fuel sales made from January 1, 2017 through December 31, 2017, but is not presently available for fuel sales made after 2017.

On a GAAP basis, net loss for the nine months ended September 30, 2018 was $(10.7) million, or $(0.06) per share, compared to net loss of $(50.9) million, or $(0.34) per share, for the same period in 2017. The nine months ended September 30, 2018 was positively impacted by AFTC revenue of $26.9 million. The nine months ended September 30, 2017 included a $69.9 million gain from the Company’s sale of its upstream RNG production business to BP in March 2017 (the “BP Transaction”) and a $3.2 million gain from the repurchase of a portion of the Company’s debt, as well as the Third Quarter Incremental Charges.

Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2018 was $(0.04) and $7.3 million, respectively. Non-GAAP loss per share and Adjusted EBITDA for the third quarter of 2017 was $(0.61) and $(74.0) million, respectively, which included the Third Quarter Incremental Charges.

Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2018 was $(0.02) and $47.1 million, respectively, which included the AFTC revenue recognized in the period. Non-GAAP loss per share and Adjusted EBITDA for the nine months ended September 30, 2017 was $(0.29) and $10.0 million, respectively, which included the gains from the BP Transaction, the debt repurchase and the Third Quarter Incremental Charges.

Non-GAAP loss per share and Adjusted EBITDA are described below and reconciled to GAAP net loss and loss per share attributable to Clean Energy Fuels Corp.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP financial measures that it calls non-GAAP loss per share (“non-GAAP EPS" or “non-GAAP loss per share”) and adjusted EBITDA (“Adjusted EBITDA”). Management presents non-GAAP EPS and Adjusted EBITDA because it believes these measures provide meaningful supplemental information regarding the Company’s performance, for the following reasons: (1) these measures allow for greater transparency with respect to key metrics used by management, as management uses these measures to assess the Company’s operating performance and for financial and operational decision-making; (2) these measures exclude the impact of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) these measures are used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may make adjustments for other expenditures, charges or gains in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains similar to the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP loss, GAAP loss per share or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

Non-GAAP EPS

Non-GAAP EPS, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus stock-based compensation expense, and plus (minus) loss (income) from equity method investments, the total of which is divided by the Company’s weighted-average shares outstanding on a diluted basis. The Company’s management believes excluding non-cash expenses related to stock-based compensation provides useful information to investors regarding the Company’s performance because of the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use, which may obscure trends in a company’s core operating performance. Similarly, as a result of combining CEC with SAFE in the fourth quarter of 2017, the Company’s management believes that excluding the non-cash results from equity method investments is useful to investors because the charges are not part of or representative of the core operations of the Company.

The table below shows GAAP and non-GAAP EPS and also reconciles GAAP net loss attributable to Clean Energy Fuels Corp. to an adjusted net loss figure used in the calculation of non-GAAP EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per-share amounts)	2017	2018	2017	2018
Net Loss Attributable to Clean Energy Fuels Corp.	$(94,141)	$(10,899)	$(50,890)	$(10,652)
Stock-Based Compensation	2,216	1,206	6,904	4,312
Loss from Equity Method Investments	30	542	100	2,739
Adjusted (Non-GAAP) Net Loss	$(91,895)	$(9,151)	$(43,886)	$(3,601)
Diluted Weighted-Average Common Shares Outstanding	150,927,825	203,469,222	150,128,204	172,946,896
GAAP Loss Per Share	$(0.62)	$(0.05)	$(0.34)	$(0.06)
Non-GAAP Loss Per Share	$(0.61)	$(0.04)	$(0.29)	$(0.02)

Adjusted EBITDA

Adjusted EBITDA, which the Company presents as a non-GAAP measure of its performance, is defined as net loss attributable to Clean Energy Fuels Corp., plus (minus) income tax expense (benefit), plus interest expense, minus interest income, plus depreciation and amortization expense, plus stock-based compensation expense, and plus (minus) loss (income) from equity method investments. The Company’s management believes Adjusted EBITDA provides useful information to investors regarding the Company’s performance for the same reasons discussed above with respect to non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles this figure to GAAP net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2018	2017	2018
Net Loss Attributable to Clean Energy Fuels Corp.	$(94,141)	$(10,899)	$(50,890)	$(10,652)
Income Tax Expense (Benefit)	(44)	89	(2,183)	266
Interest Expense	4,270	4,096	13,466	13,126
Interest Income	(465)	(1,129)	(1,156)	(2,193)
Depreciation and Amortization	14,104	13,363	43,757	39,496
Stock-Based Compensation	2,216	1,206	6,904	4,312
Loss from Equity Method Investments	30	542	100	2,739
Adjusted EBITDA	$(74,030)	$7,268	$9,998	$47,094

Definition of “Gallons Delivered”

The Company defines “gallons delivered” as its gallons of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”), along with its gallons associated with providing operations and maintenance services, in each case delivered to its customers in the applicable period, plus the Company’s proportionate share of gallons delivered by joint ventures in the applicable period.

The table below shows gallons delivered for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
Gallons Delivered (in millions)	2017	2018	2017	2018
CNG	73.5	75.4	213.1	220.0
LNG	17.3	16.9	50.0	46.8
RNG (1)	0.7	—	1.9	—
Total	91.5	92.3	265.0	266.8
(1) Represents RNG sold as non-vehicle fuel. RNG sold as vehicle fuel is sold under the brand name Redeem™, and is included in this table in the CNG or LNG amounts as applicable based on the form in which it was sold.

Sources of Revenue
The following table represents our sources of revenue for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenue (in Millions)	2017	2018	2017	2018
Volume -Related (1)	$63.1	$67.8	$200.0	$197.8
Compressor Sales	5.9	—	17.6	—
Station Construction Sales	12.5	9.4	34.1	20.9
AFTC	—	—	—	26.9
Other	0.3	0.1	0.6	4.6
Total	$81.8	$77.3	$252.3	$250.2
(1) Volume -related revenue primarily consists of sales of RNG, CNG and LNG fuel, performance of operations and maintenance services, and sales of certain tradable credits the Company generates by selling RNG, CNG and LNG as vehicle fuel.
Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes through Friday, December 7, 2018, by dialing 1.844.512.2921 from the U.S., or 1.412.317.6671 from international locations, and entering Replay Pin Number 13684336. There also will be a simultaneous live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. is the leading provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG vehicle fueling stations; manufacture CNG and LNG equipment and technologies; and deliver more CNG and LNG vehicle fuel than any other company in the United States. Clean Energy also sells Redeem™ RNG fuel and believes it is the cleanest transportation fuel commercially available, reducing greenhouse gas emissions by up to 70%. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about, among other things, the Company’s expectations regarding its performance, including continued improvement in its operating results; the success of the Company’s Zero Now Financing program and its impact on the expansion, if any, of the U.S. natural gas trucking market and the Company’s performance, financial condition and ability to execute its strategic initiatives; the state of the natural gas vehicle fuel market, including the level of adoption of natural gas vehicle fuels generally, and specifically in the trucking sector; the Company’s joint marketing agreement with BP and such agreement’s effect on the Redeem renewable natural gas business; and the Company’s overall financial and strategic position.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on the Company’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company and its business. As a result, actual results, performance or achievements and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of many factors including, among others: future supply, demand, use and prices of crude oil, gasoline, diesel, natural gas, other vehicle fuels, and heavy-duty trucks and other vehicles and engines powered by these fuels, including overall levels of and volatility in these factors; the willingness of fleets and other consumers to adopt natural gas as a vehicle fuel, and the rate of any such adoption; the Company’s ability to execute its strategic initiatives related to the market for natural gas heavy-duty trucks, one of the Company’s target customer markets, including the Company’s Zero Now Financing program, and the impact of these initiatives on the Company and its industry; the Company’s ability to capture a substantial share of the market for alternative vehicle fuels and vehicle fuels generally and otherwise compete successfully in these markets, including in the event of advances or improvements in or perceived advantages of non-natural gas vehicle fuels or engines powered by these fuels or other competitive developments and particularly in light of increasing competition from new entrants in these markets, expanded programs by existing competitors, or other factors; the Company’s ability to execute and realize the intended benefits of any mergers, acquisitions, divestitures, investments or other strategic measures, transactions or relationships, including, for example, the investment of and other proposed relationships with an affiliate of Total S.A.; the Company’s ability to accurately predict natural gas vehicle fuel demand in the geographic and customer markets in which it operates and effectively calibrate its strategies, timing and levels of investments to be consistent with this demand; the Company’s ability to recognize the anticipated benefits of its CNG and LNG station network; future availability of capital, which may include equity or debt financing, as needed to fund the growth of the Company’s business, repayment of its debt obligations (whether at or before their due dates) or other expenditures; the availability of environmental, tax and other government regulations, programs and incentives, such as AFTC, that promote natural gas or other alternatives as a vehicle fuel, including long-standing support for gasoline- and diesel-powered vehicles and growing support for electric and hydrogen-powered vehicles that could result in programs or incentives that favor these or other vehicles or vehicle fuels over natural gas; changes to federal, state or local greenhouse gas emissions regulations or other environmental regulations applicable to natural gas production, transportation or use; compliance with other applicable government regulations; the Company’s ability to manage and grow its RNG business, in particular after the BP Transaction, including its ability to continue to receive revenue from sales of tradable credits the Company generates by selling conventional and renewable natural gas as vehicle fuel; construction, permitting and other factors that could cause delays or other problems at station construction projects; and general political, regulatory, economic and market conditions.

The forward-looking statements made in this press release speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The Company’s periodic reports filed with the Securities and Exchange Commission (www.sec.gov), including its Quarterly Report on Form 10-Q filed on November 7, 2018, contains additional information about these and other risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

investors@cleanenergyfuels.com

News Media Contact:

Raleigh Gerber

Manager of Corporate Communications

949.437.1397

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

 (In thousands, except share data, Unaudited)

	December 31, 2017	September 30, 2018
Assets
Current assets:
Cash, cash equivalents and restricted cash	$37,208	$160,020
Short-term investments	141,462	95,964
Accounts receivable, net of allowance for doubtful accounts of $1,276 and $1,507 as of December 31, 2017 and September 30, 2018, respectively	63,961	69,822
Other receivables	19,235	17,890
Inventory	35,238	37,103
Prepaid expenses and other current assets	7,793	8,096
Total current assets	304,897	388,895
Land, property and equipment, net	367,305	344,077
Notes receivable and other long-term assets, net	21,397	15,978
Investments in other entities	30,395	27,674
Goodwill	64,328	64,328
Intangible assets, net	3,590	2,478
Total assets	$791,912	$843,430
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt and capital lease obligations	$139,699	$115,879
Accounts payable	17,901	12,849
Accrued liabilities	42,268	48,322
Deferred revenue	3,432	8,830
Total current liabilities	203,300	185,880
Long-term portion of debt and capital lease obligations	120,388	122,817
Other long-term liabilities	18,566	15,348
Total liabilities	342,254	324,045
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 224,000,000 shares and 304,000,000 shares as of December 31, 2017 and September 30, 2018, respectively; issued and outstanding 151,650,969 shares and 203,472,977 shares as of December 31, 2017 and September 30, 2018, respectively	15	20
Additional paid-in capital	1,111,432	1,196,720
Accumulated deficit	(683,570)	(695,515)
Accumulated other comprehensive loss	(887)	(273)
Total Clean Energy Fuels Corp. stockholders’ equity	426,990	500,952
Noncontrolling interest in subsidiary	22,668	18,433
Total stockholders’ equity	449,658	519,385
Total liabilities and stockholders’ equity	$791,912	$843,430

Clean Energy Fuels Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
Revenue:
Product revenue	$67,669	$67,441	$211,747	$220,812
Service revenue	14,123	9,879	40,552	29,378
Total revenue	81,792	77,320	252,299	250,190
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	52,884	48,063	158,306	139,658
Service cost of sales	7,283	4,743	20,066	13,595
Inventory valuation provision	13,158	—	13,158	—
Selling, general and administrative	24,798	18,396	71,875	57,101
Depreciation and amortization	14,104	13,363	43,757	39,496
Asset impairments and other charges	60,666	—	60,666	—
Total operating expenses	172,893	84,565	367,828	249,850
Operating income (loss)	(91,101)	(7,245)	(115,529)	340
Interest expense	(4,270)	(4,096)	(13,466)	(13,126)
Interest income	465	1,129	1,156	2,193
Other income (expense), net	4	(193)	(28)	(126)
Loss from equity method investments	(30)	(542)	(100)	(2,739)
Gain from extinguishment of debt	—	—	3,195	—
Gain from sale of certain assets of subsidiary	—	—	69,886	—
Loss from formation of equity method investment	—	(1,163)	—	(1,163)
Loss before income taxes	(94,932)	(12,110)	(54,886)	(14,621)
Income tax benefit (expense)	44	(89)	2,183	(266)
Net loss	(94,888)	(12,199)	(52,703)	(14,887)
Loss attributable to noncontrolling interest	747	1,300	1,813	4,235
Net loss attributable to Clean Energy Fuels Corp.	$(94,141)	$(10,899)	$(50,890)	$(10,652)
Loss per share:
Basic	$(0.62)	$(0.05)	$(0.34)	$(0.06)
Diluted	$(0.62)	$(0.05)	$(0.34)	$(0.06)
Weighted-average common shares outstanding:
Basic	150,927,825	203,469,222	150,128,204	172,946,896
Diluted	150,927,825	203,469,222	150,128,204	172,946,896